Exhibit 2.7

Final Version

BYLAWS

OF

NEWSMAX, INC.

(A FLORIDA CORPORATION)

NEWSMAX, INC.

BY LAWS

-i-

-ii-

NEWSMAX, INC.

BYLAWS

Article I

OFFICES

Section 1.1 Registered Office. The registered office of NEWSMAX, INC., a Florida corporation (the “Company”), shall be located in the State of Florida, unless otherwise designated by the Board of Directors.

Section 1.2 Other Offices. The Company may also have offices at such other places, either within or without the State of Florida, as the Board of Directors of the Company (the “Board of Directors”) may determine from time to time or as the business of the Company may require.

Article II

MEETINGS OF STOCKHOLDERS

Section 2.1 Place. All annual meetings of stockholders shall be held at such place, within or without the State of Florida, as may be designated by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. Special meetings of stockholders may be held at such place, within or without the State of Florida, and at such time as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.2 Time of Annual Meeting. Annual meetings of stockholders shall be held on such date and at such time fixed, from time to time, by the Board of Directors, provided that there shall be an annual meeting held every year at which the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 2.3 Call of Special Meetings. Special meetings of the stockholders shall be held if called by the Board of Directors, the President, or if the holders of not less than twenty-five percent (25%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date, and deliver to the Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

Section 2.4 Conduct of Meetings. The Chairperson of the Board (or in his or her absence, the President or such other designee of the Chairperson of the Board) shall preside at the annual and special meetings of stockholders and shall be given full discretion in establishing the rules and procedures to be followed in conducting the meetings, except as otherwise provided by law or in these Bylaws.

Section 2.5 Notice and Waiver of Notice. Except as otherwise provided by law, written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the day of the meeting, either personally or by first-class mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each stockholder of record entitled to vote at such meeting. If the notice is mailed at least thirty (30) days before the date of the meeting, it may be done by a class of United States mail other than first-class. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his, her or its address as it appears on the stock transfer books of the Company, with postage thereon prepaid. Without limiting the manner by which notice otherwise may be given effectively to stockholders, notice of meetings may be given to stockholders by means of electronic transmission in accordance with applicable law. If a meeting is adjourned to another time and/or place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the Board of Directors, after adjournment, fixes a new record date for the adjourned meeting. Whenever any notice is required to be given to any stockholder, a waiver thereof in writing signed by the person or persons entitled to such notice, whether signed before, during or after the time of the meeting stated therein, and delivered to the Company for inclusion in the minutes or filing with the corporate records, shall be equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice. Attendance of a person at a meeting shall constitute a waiver of (a) lack of or defective notice of such meeting, unless the person objects at the beginning to the holding of the meeting or the transacting of any business at the meeting, or (b) lack of defective notice of a particular matter at a meeting that is not within the purpose or purposes described in the meeting notice, unless the person objects to considering such matter when it is presented.

Section 2.6 Business of Special Meeting. Business transacted at any special meeting shall be confined to the purposes stated in the notice thereof.

Section 2.7 Quorum. A majority of the issued and outstanding shares of Class A Common Stock, represented in person or by proxy, shall constitute a quorum at any meeting of stockholders. If less than a majority of the issued and outstanding shares of Class A Common Stock are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. After a quorum has been established at any stockholders’ meeting, the subsequent withdrawal of stockholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

Section 2.8 Voting Per Share. Each outstanding share of Series A Convertible Preferred Stock, par value $0.001 per share, each outstanding share of Series A-1 Convertible Preferred Stock, par value $0.001 per share, each outstanding share of Series A-2 Convertible Preferred Stock, par value $0.001 per share, and each outstanding share of Series A-3 Convertible Preferred Stock, par value $0.001 per share, is entitled to one (1) vote on each matter submitted to a vote at a meeting of the stockholders of the Company (or submitted for action by the stockholders by written consent without a meeting), as subject to adjustment pursuant to the Certificate of Designations of Series A Convertible Preferred Stock filed with the Secretary of State of the State of Florida, the Certificate of Designation of Series A-1 Convertible Preferred Stock filed with the Secretary of State of the State of Florida, the Certificate of Designation of Series A-2 Convertible Preferred Stock filed with the Secretary of State of the State of Florida, and the Certificate of Designation of Series A-3 Convertible Preferred Stock filed with the Secretary of State of the State of Florida, respectively, each as may be amended from time to time (collectively, the “Certificates of Designation”). Each outstanding share of Class A Common Stock, par value $0.001 per share, is entitled to one (1) vote on each matter submitted to a vote at a meeting of the stockholders of the Company (or submitted for action by the stockholders by written consent without a meeting). Except as otherwise required by law or as set forth in the Certificates of Designation, the holders of Series A Convertible Preferred Stock, holders of Series A-1 Convertible Preferred Stock, holders of Series A-2 Convertible Preferred Stock, holders of Series A-3 Convertible Preferred Stock and holders of Class A Common Stock shall vote together as a single class. Only shares of Series A Convertible Preferred Stock, Series A-1 Convertible Preferred Stock, Series A-2 Convertible Preferred Stock, Series A-3 Convertible Preferred Stock and Class A Common Stock have the right and power to vote or take any action by written consent. Each share of Class B Common Stock, par value $0.001 per share, and each share of Series B Convertible Preferred Stock, par value $0.001 per share, is non-voting and has no right or power to vote or to take action by written consent.

Section 2.9 Voting of Shares. Stockholders entitled to vote at any meeting of stockholders of the Company may vote either in person or by proxy.

Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent or proxy designated by the bylaws of the corporate stockholder or, in the absence of any applicable bylaw, by a person or persons designated by the board of directors of the corporate stockholder. In the absence of any such designation or, in the case of conflicting designations by the corporate stockholder, the chairperson of the board, the president, any vice president, the secretary and the treasurer of the corporate stockholder, in that order, shall be presumed to be fully authorized to vote the shares.

Shares held by an administrator, executor, guardian, personal representative, or conservator may be voted by him or it, either in person or by proxy, without a transfer of such shares into his or its name. Shares standing in the name of a trustee may be voted by him or it, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or it without a transfer of such shares into his, her or its name or the name of his or its nominee.

Shares held by or under the control of a receiver, a trustee in bankruptcy proceedings, or an assignee for the benefit of creditors may be voted by such person without the transfer into his, her, or its name.

If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Company is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, then acts with respect to voting shall have the following effect: (a) if only one votes, in person or by proxy, that act binds all; (b) if more than one vote, in person or by proxy, the act of the majority so voting binds all; (c) if more than one votes, in person or by proxy, but the vote is evenly split on any particular matter, each faction is entitled to vote the share or shares in question proportionately; or (d) if the instrument or order so filed shows that any such tenancy is held in unequal interest, a majority or a vote evenly split for purposes hereof shall be a majority or a vote evenly split in interest. The principles of this paragraph shall apply, insofar as possible, to execution of proxies, waivers, consents, or objections and for the purpose of ascertaining the presence of a quorum.

Section 2.10 Manner of Action. If a quorum is present, action on a matter (other than the election of directors) is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless a greater or lesser number of affirmative votes is required by the Articles of Incorporation or by laws.

Section 2.11 Proxies. Any stockholder of the Company, other person entitled to vote on behalf of a stockholder pursuant to law, or attorney-in-fact for such persons may vote the stockholder’s shares in person or by proxy. Any stockholder of the Company may appoint a proxy to vote or otherwise act for him or it by signing an appointment form, either personally or by his or its attorney-in- fact. An electronic, photographic, photostatic, portable document format (.pdf) or equivalent reproduction of an appointment form, shall be deemed a sufficient appointment form.

An appointment of a proxy is effective when received by the Secretary of the Company or such other officer or agent authorized to tabulate votes, and shall be valid for up to 3 years, unless a longer period is expressly provided in the appointment form.

The death or incapacity of the stockholder appointing a proxy does not affect the right of the Company to accept the proxy’s authority unless notice of the death or incapacity is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his or its authority under the appointment.

An appointment of a proxy is revocable by the stockholder unless the appointment is coupled with an interest.

Section 2.12 Stockholder List. After fixing a record date for a meeting of stockholders, the Company shall prepare an alphabetical list of the names of all its stockholders who are entitled to notice of the meeting, arranged by voting group with the address of each, and the number and class and series, if any, of shares held by each. The stockholders’ list must be available for inspection by any stockholder for a period of ten (10) days prior to the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting at the Company’s principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the Company’s transfer agent or registrar. Any stockholder of the Company or his, her or its agent or attorney is entitled on written demand to inspect the stockholders’ list (subject to the requirements of law), during regular business hours and at his, her or its expense, during the period it is available for inspection. The Company shall make the stockholders’ list available at the meeting of stockholders, and any stockholder or his, her or its agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

Section 2.13 Action Without Meeting. Any action required by law to be taken at a meeting of stockholders, or any action that may be taken at a meeting of stockholders, may be taken without a meeting or notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted with respect to the subject matter thereof, and such consent shall have the same force and effect as a vote of stockholders taken at such a meeting.

Section 2.14 Fixing Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purposes, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty (60) days, and, in case of a meeting of stockholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolutions of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 14, such determination shall apply to any adjournment thereof, except where the Board of Directors fixes a new record date for the adjourned meeting or as required by law.

Section 2.15 Inspectors and Judges. The Board of Directors in advance of any meeting may, but need not, appoint one or more inspectors of election or judges of the vote, as the case may be, to act at the meeting or any adjournment(s) thereof. If any inspector or inspectors, or judge or judges, are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors or judges. In case any person who may be appointed as an inspector or judge fails to appear or act, the vacancy may be filled by the Board of Directors in advance of the meeting, or at the meeting by the person presiding thereat. The inspectors or judges, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots and consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots and consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors or judge or judges, if any, shall make a report in writing of any challenge, question or matter determined by him or them, and execute a certificate of any fact found by him or them.

Section 2.16 Voting for Directors. Unless otherwise provided in the Articles of Incorporation or the Certificates of Designation, directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

Section 2.17 Stockholders’ Agreements. Two or more stockholders of the Company may provide for the manner in which they will vote their shares by signing an agreement for that purpose, subject to the applicable requirements of the Florida Business Corporation Act (“FBCA”).

Article III

DIRECTORS

Section 3.1 Number, Election and Term. The Board of Directors shall initially have three (3) directors. The number of directors may be increased or decreased from time to time by resolution of the holders of a majority of the issued and outstanding shares of Class A Common Stock (“Majority-in-Interest”), but no decrease shall have the effect of shortening the terms of any incumbent directors.

Each member of the Board of Directors shall hold office until a successor is elected and qualified, or until his earlier resignation, removal from office or death. Each director must be a natural person at least eighteen (18) years of age, but need not be a resident of the State of Florida or a stockholder of the Company. Any director may be removed at any time, with or without cause, at a special meeting of the stockholders called for that purpose.

Section 3.2 Resignation; Removal; Vacancies. A director may resign at any time by giving written notice to the Company, the Board of Directors or its Chairperson. The resignation of any director shall take effect when the notice is delivered unless the notice specifies a later effective date, in which event the Board of Directors may fill the pending vacancy before the effective date if they provide that the successor does not take office until the effective date.

Any director, or the entire Board of Directors, may be removed, with or without cause, by action of the stockholders holding a Majority-in-Interest. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a Majority-in-Interest. A director elected to fill a vacancy shall hold office only until the next election of directors by the stockholders.

Section 3.3 Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Board of Directors.

Section 3.4 Place of Meetings. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Florida. If no designation is made, the place of the meeting shall be the principal office of the Company in Florida.

Section 3.5 Annual Meeting. The first meeting of each newly elected Board of Directors shall be held, without call or notice, immediately following each annual meeting of stockholders.

Section 3.6 Regular Meetings. Regular meetings of the Board of Directors may also be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

Section 3.7 Special Meetings and Notice. Special meetings of the Board of Directors may be called by the Chairperson of the Board, the President, or any director. Written notice of special meetings of the Board of Directors shall be given to each director at least forty-eight (48) hours before the n:ieeting. Except as required by statute, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Notices to directors shall be in writing and delivered personally or mailed to the directors at their addresses appearing on the books of the Company. Notice by mail shall be deemed to be given at the time when the same shall be received. Notice to directors may also be given by telegram, cablegram, or other electronic transmission. Notice of a meeting of the Board of Directors need not be given to any director who signs a written waiver of notice before, during or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of the meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting and the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Section 3.8 Quorum; Required Vote; Presumption of Assent. The presence of a majority of the Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board of Directors; provided, however, that whenever, for any reason, a vacancy occurs in the Board of Directors, a quorum shall consist of a majority of the remaining directors until the vacancy has been filled. The act of a majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board of Directors. A director of the Company who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken shall be presumed to have assented to the action taken, unless he or she objects at the beginning of the meeting, or promptly upon his or her arrival, to holding the meeting or transacting specific business at the meeting, or he or she votes against or abstains from the action taken.

Section 3.9 Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or a committee thereof may be taken without a meeting if a consent in writing, setting forth the action taken, is signed by all of the members of the Board of Directors or the committee, as the case may be, and such consent shall have the same force and effect as a unanimous vote at a meeting. Action taken under this section is effective when the last director signs the consent, unless the consent specifies a different effective date. A consent signed under this Section 9 shall have the effect of a meeting vote and may be described as such in any document

Section 3.10 Conference Telephone or Similar Communications Equipment Meetings. Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground the meeting is not lawfully called or convened.

Section 3.11 Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the Company except where the action of the full Board of Directors is required by statute. Each committee must have two or more members who serve at the pleasure of the Board of Directors. The Board of Directors, by resolution adopted in accordance with this Article Three, may designate one or more directors as alternate members of any committee, who may act in the place and stead of any absent member or members at any meeting of such committee. Vacancies in the membership of a committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. The executive committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it, him or her by law.

Section 3.12 Compensation of Directors. Each director or member of a committee of the Board of Directors may be paid expenses, if any, of attendance at each meeting of the Board of Directors or committee thereof, as applicable, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or committee thereof, as applicable, as may from time to time be determined by action of the Board of Directors. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor.

Section 3.13 Chairperson of the Board. The Board of Directors may, in its discretion, choose a Chairperson of the Board. If designated, the Chairperson shall preside over all meetings of the Board of Directors and the stockholders and shall have such other duties as may be prescribed by the Board of Directors.

Article IV

OFFICERS

Section 4.1 Positions; Election; Term. The officers of the Company shall consist of a President, a Secretary and a Treasurer, and may also consist of one or more Vice Presidents, a Chairperson of the Board, a Chief Executive Officer, a Chief Financial Officer, a Chief Operating Officer, and such other officers or assistant officers as may be deemed necessary by the Board of Directors, each of whom shall be elected by the Board of Directors at the first meeting of the directors immediately following the annual meeting of stockholders of the Company, and shall serve until their respective successors are chosen and qualified. Any two (2) or more offices may be held by the same person.

Section 4.2 Salaries. The salaries of all officers of the Company to be elected by the Board of Directors shall be fixed from time to time by the Board of Directors or pursuant to its discretion.

Section 4.3 Resignation; Vacancies. Any officer or agent elected or appointed by the Board of Directors may be removed, with or without cause, by the Board of Directors. Any vacancy occurring in any office of the Company by death, resignation, removal or otherwise shall be filled by the Board of Directors. Any officer of the Company may resign from his or her respective office or position by delivering notice to the Company. Such resignation is effective when delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Company accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date.

Section 4.4 President. The President shall be a chief executive officer of the Company and ·shall have general and active management of the business and affairs of the Company subject to the directions of the Board of Directors or the Chief Executive Officer, if any.

Section 4.5 Secretary. The Secretary shall have custody of and maintain all of the corporate records except the financial records; shall record the minutes of all meetings of the stockholders and Board of Directors, send out all notices of meetings and perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer, if any, or the President.

Section 4.6 Treasurer. The Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts at the annual meetings of stockholders and whenever else required by the Board of Directors or the President, and shall perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer, if any, or the President.

Section 4.7 Vice President. The Board of Directors may designate one or more Vice Presidents of the Company and assign their order of seniority. Each Vice President shall have such powers and perform such duties as may be assigned to him or her from time to time by the Board of Directors, the Chief Executive Officer, if any, or the President.

Section 4.8 Chief Executive Officer. The Board of Directors may designate a Chief Executive Officer. If designated, the Chief Executive Officer shall exercise duties usually vested in the chief executive officer of a corporation and perform such other duties as may be assigned from time to time by the Board of Directors.

Section 4.9 Chief Financial Officer. The Board of Directors may designate a Chief Financial Officer. If designated, the Chief Financial Officer shall actively manage and direct the financial affairs of the Company and undertake all other responsibilities and duties set forth by the Board of Directors from time to time.

Section 4.10 Chief Operating Officer. The Board of Directors may designate a Chief Operating Officer. If designated, the Chief Operating Officer shall actively manage the operational affairs of the Company and undertake all other responsibilities and duties set forth by the Board of Directors from time to time.

Section 4.11 Other Officers, Employees and Agents. Each and every other officer, employee and agent of the Company shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him or it by the Board of Directors, the officer so appointing him or it and such officer or officers who may from time to time be designated by the Board of Directors to exercise such supervisory authority.

Section 4.12 Removal of Officers. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause whenever, in its judgment, the best interests of the Company will be served by such removal. Any vacancy in any office caused by removal of an officer or agent may be filled by the Board of Directors.

Article V

CERTIFICATES FOR SHARES

Section 5.1 Issue of Certificates. The Company shall deliver certificates representing all shares to which stockholders are entitled and such certificates shall be signed by the Chairperson of the Board, the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or any Assistant Treasurer of the Company, and may be sealed with the seal of the Company or an electronic copy thereof; provided, that the Board of Directors may determine that shares will be uncertificated. No certificate shall be issued for any share until the share is fully paid.

Section 5.2 Legends for Preferences and Restrictions on Transfer. The designations, relative rights, preferences and limitations applicable to each class of shares and the variations in rights, preferences and limitations determined for each series within a class (and the authority of the Board of Directors to determine variations for future series) shall be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Company will furnish the stockholder a full statement of this information on request and without charge. Every certificate representing shares that are restricted as to the sale, disposition, or transfer of such shares shall also indicate that such shares are restricted as to transfer and there shall be set forth or fairly summarized upon the certificate, or the certificate shall indicate that the Company will furnish to any stockholder upon request and without charge, a full statement of such restrictions. If the Company issues any shares that are not registered under the Securities Act of 1933, as amended, and registered or qualified under the applicable state securities laws, the transfer of any such shares shall be restricted substantially in accordance with the following legend:

“THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED WITHOUT (1) REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE LAW, OR (2) AT HOLDER’S EXPENSE, AN OPINION (SATISFACTORY TO THE CORPORATION) OF COUNSEL (SATISFACTORY TO THE CORPORATION) THAT REGISTRATION IS NOT REQUIRED.”

Section 5.3 Electronic Signatures. The signatures of the Chairperson of the Board, the President or a Vice President and the Secretary or Assistant Secretary or Treasurer or Assistant Treasurer upon a certificate may be electronic signatures. In case any officer who has signed or whose electronic signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if he were that officer at the date of its issuance.

Section 5.4 Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate previously issued by the Company alleged to have been lost, stolen, or destroyed, if the holder of record makes an affidavit of that fact. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate, or his, her or its legal representative, to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen, or destroyed or to satisfy any other reasonable requirements imposed by the Board of Directors.

Section 5.5 Transfer of Shares. Upon surrender to the Company or the transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Company to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 5.6 Registered Stockholders. The Company shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Florida.

Article VI

GENERAL PROVISIONS

Section 6.1 Dividends. From time to time, the Board of Directors may declare and the Company may pay dividends on its outstanding shares in cash, property or its own shares pursuant to the Florida Business Corporation Act and subject to the provisions of the Articles of Incorporation.

Section 6.2 Reserves The Board of Directors may create by resolution a reserve or reserves out of earned surplus for any proper purpose or purposes, and may abolish any such reserve in the same manner.

Section 6.3 Checks. All checks or demands for money and notes of the Company shall be signed by such officer or officers or such other person or persons as the Board of Directors may designate from time to time.

Section 6.4 Fiscal Year. The fiscal year of the Company shall end on December 31st of each year, unless otherwise fixed by resolution of the Board of Directors.

Section 6.5 Seal. The corporate seal shall have inscribed thereon the name and state of incorporation of the Company. The seal may be used by causing it or an electronic copy thereof to be impressed or affixed or in any other manner reproduced.

Section 6.6 Gender. All pronouns used in these Bylaws in any gender shall extend to and shall include all other genders as the context may require.

Article VII

INDEMNIFICATION

To the fullest extent permitted under the law of the State of Florida, the Company shall have the power to indemnify, and shall indemnify, any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Company) by reason of the fact that the person is or was serving at the request of the Company as a director, officer, employee or agent of the Company, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Article VIII

AMENDMENTS OF BYLAWS

Unless otherwise provided by law, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by action of the Board of Directors.